UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported)
May 30, 2018
Valhi, Inc.
(Exact name of registrant as specified in its charter)
Delaware	1-5467	87-0110150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1700, Dallas, Texas		75240-2697
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code
(972) 233-1700

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.
Item 1.02. Termination of a Material Definitive Agreement.

Effective May 30, 2018, the registrant, ASC Holdings, Inc., a subsidiary of the registrant ("ASC"), Snake River Sugar Company, an Oregon cooperative corporation ("Snake River"), The Amalgamated Sugar Company LLC, a Delaware limited liability company ("Amalgamated"), the Amalgamated Collateral Trust ("Collateral Trust"), a Delaware business trust, and the other parties named therein entered into a Master Purchase and Termination Agreement (the "Agreement").  Pursuant to the Agreement:
•
The Collateral Trust, previously formed by ASC to hold the limited liability company membership interest of Amalgamated issued to ASC (the "AGM Interest"), agreed to sell (the "Sale") such AGM Interest to Snake River for consideration consisting of $12.5 million in cash and the deemed payment in full by the registrant of (i) that certain Limited Recourse Promissory Note (the "Limited Recourse Note") in the principal amount of Two Hundred Twelve Million Five Hundred Thousand Dollars ($212,500,000.00) dated January 3, 1997, and payable by the registrant to the order of Snake River, and (ii) that certain Subordinated Promissory Note (the "Subordinated Note") in the principal amount of Thirty Seven Million Five Hundred Thousand Dollars ($37,500,000.00) dated January 3, 1997, and payable by the registrant to the order of Snake River (the Limited Recourse Note and the Subordinated Note, collectively the "Notes"); and

•	Concurrent with the closing of the Sale, the following agreements (collectively, the "Other Agreements") would be terminated:
o
The Deposit Trust Agreement related to the Amalgamated Collateral Trust dated May 14, 1997 between ASC and Wilmington Trust Company, a Delaware banking corporation, as amended, in which, among other things, ASC was issued a Certificate of Beneficial Interest (the "Trust Certificate") issued by the Collateral Trust in return for transferring the AGM Interest to the Collateral Trust;

o
The Second Amended and Restated Pledge Agreement entered into as of October 14, 2005 between Snake River and ASC, in which ASC pledged to Snake River its Trust Certificate and the beneficial interest of ASC in the Collateral Trust in order to secure the obligations of the registrant under the Notes;

o
The Second SPT Guaranty entered into as of October 14, 2005 by the Collateral Trust for the benefit of Snake River, in which the Collateral Trust guaranteed the obligations of the registrant under the Limited Recourse Note and in certain circumstances guaranteed the obligations of the registrant under the Subordinated Note;

o
The Second Pledge Agreement (SPT) entered into as of October 14, 2005 between the Collateral Trust and Snake River, in which the Collateral Trust granted to Snake River a security interest in all of its rights, title and interest in the AGM Interest in order to secure the Collateral Trust's obligations under the SPT Guaranty;

o
The Amended and Restated Company Agreement of The Amalgamated Sugar Company LLC, dated as of June 3, 2016 to be effective as of January 1, 2016 entered into among Amalgamated, Snake River and the Collateral Trust; and

o
The Option Agreement dated October 14, 2005 by and among Snake River, the registrant and the holders of certain indebtedness of Snake River (the "Noteholders"), in which the Noteholders granted to the registrant an option to purchase all but not less than of all such Snake River indebtedness owned or held by the Noteholders.

Closing of the Sale, and the termination of each of the Other Agreements, is scheduled for August 31, 2018, or such other date as shall be agreed to by Snake River and ASC.  Snake River's obligation to complete the closing of the Sale and the termination of each of the Other Agreements is contingent on Snake River obtaining (i) any and all required consents of the secured lenders of Snake River and Amalgamated to the closing of the Sale and the termination of each of the Other Agreements, (ii) duly executed amendments to the current credit agreements and related documents of Snake River and Amalgamated permitting the closing of the Sale and the termination of each of the Other Agreements; and/or (iii) refinancing of the secured debt of Snake River and Amalgamated on terms permitting the closing of the Sale and the termination of each of the Other Agreements.  Snake River has agreed to work diligently and use commercially reasonable efforts to obtain such consents, amendments and/or refinancings.

A copy of the Agreement is attached as Exhibit 10.1 to this report and is incorporated herein by reference.  The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement.  This summary of the principal terms of the Agreement and the copy of the Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide any other factual information about the registrant and its subsidiaries or affiliates. The representations, warranties and covenants contained in the Agreement were made solely for purposes of the Agreement and as of specific dates, were solely for the benefit of the parties to the Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the registrant. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the registrant's public disclosures.

The statements in this Current Report relating to matters that are not historical facts are forward-looking statements that represent management's beliefs and assumptions based on currently available information.  Those statements may include, but are not limited to, statements regarding the terms of the Agreement and the anticipated closing of the Sale and termination of each of the Other Agreements.  Although the registrant believes the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will be correct.  Such statements by their nature involve substantial risks and uncertainties that could significantly impact expected results, and actual future results could differ materially from those described in such forward-looking statements.  Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected.  The registrant disclaims any intention or obligation to update or revise any forward-looking statement whether as a result of changes in information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	Item No.	Exhibit Index

10.1
Master Purchase and Termination Agreement dated May 30, 2018 by and between the registrant, ASC Holdings, Inc., Snake River Sugar Company, The Amalgamated Sugar Company LLC and the Amalgamated Collateral Trust.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valhi, Inc.
(Registrant)

By:/s/ Gregory M. Swalwell
Date: June 4, 2018	Gregory M. Swalwell, Executive Vice President, Chief Financial Officer and Chief Accounting Officer